UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2007

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Turnpike Road, Suite 203 Westborough, Massachusetts	01581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(508) 871-7046

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2007 TC PipeLines GP, Inc., the General Partner of TC PipeLines, LP passed a resolution approving an amendment to the Amended and Restated Agreement of Limited Partnership dated as of May 28, 1999 (the “Partnership Agreement”) to allow for participation in the issuance of book-based securities as required by NASDAQ effective January 1, 2008.

The definition of certificate and the general certificates clause were amended to permit the use of an uncertificated electronic registration system.

The text of the amendments is as follows:

The definition of “Certificate” in Article I – Definitions, of the Partnership Agreement is hereby amended and restated as follows:

“CERTIFICATE” means a certificate or an uncertificated electronic registration system (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depositary, (iii) in such other form as may be adopted by the General Partner in its discretion, evidencing ownership of one or more Common Units, or in such form as may be adopted by the General Partner in its discretion, evidencing ownership of one or more other Partnership Securities.

And,
A new sentence is added to the end of Section 4.1 – Certificate, of the Partnership Agreement as follows:

Notwithstanding anything in this Section 4.1 or any other provision of this Agreement, at the General Partner’s discretion, the Partnership’s securities may be issued, recorded and transferred by electronic or other means not involving the issuance of physical Certificates.  The provisions of this Agreement shall be interpreted as reasonably required to implement such a system.  For example, no signature shall be required with respect to an uncertificated electronic registration system.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
by:  TC PipeLines GP, Inc.,
its general partner

By:        /s/ Donald J. DeGrandis
Donald J. DeGrandis
Secretary

Dated:  November 19, 2007